TERMINATION OF AGREEMENTS

         This will confirm our mutual understanding and agreement that:

         (a) the Agreement and Plan of Merger between Caneum, Inc. and Pipeline Software, Inc., as amended, terminated by our mutual agreement effective January 1, 2005; and

         (b) the Employment Agreements of Caneum, Inc. with Charlie Sundling and Raju Patel, and the parties' obligations thereunder to provide services and make payments for subsequent periods, expired and terminated effective January 1, 2005, provided that any unpaid payments owed for periods before that termination date shall be made to the employees.


                                      Caneum, Inc.,
                                      a Nevada corporation

                                      By /s/ Gary Allhusen
                                         --------------------------------
                                               Gary Allhusen
                                               Senior Vice President
                                               Signed on January 4, 2005

                                      Pipeline Software, Inc.,
                                      a California corporation

                                      By /s/ Charlie Sundling
                                               Charlie Sundling,
                                               President
                                               Signed on January 4, 2005

                                      /s/ Charlie Sundling
                                               Charlie Sundling
                                               Signed on January 4, 2005

                                      /s/ Raju Patel
                                               Raju Patel
                                               Signed on January 4, 2005